SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, D.C.  20549


                                           FORM S-8

                                    REGISTRATION STATEMENT
                                             UNDER
                                  THE SECURITIES ACT OF 1933


                                       FILM ROMAN, INC.
                    (Exact Name of Registrant as Specified in Its Charter)

                                           DELAWARE
                (State or Other Jurisdiction of Incorporation or Organization)

                                          95-4585357
                             (I.R.S. Employer Identification No.)

                              12020 CHANDLER BOULEVARD, SUITE 200
                              NORTH HOLLYWOOD, CALIFORNIA  91607
                           (Address of Principal Executive Offices)

                                      STOCK OPTION PLAN
                                   (Full Title of the Plan)

                                        DAVID PRITCHARD
                             PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                       FILM ROMAN, INC.
                              12020 CHANDLER BOULEVARD, SUITE 200
                                   NORTH HOLLYWOOD, CALIFORNIA           91607
                             (Name and Address of Agent for Service)  (Zip Code)

                                        (818) 761-2544
                 (Telephone Number, Including Area Code, of Agent for Service)


                                          Copies to:
                                 LINDA GIUNTA MICHAELSON, ESQ.
                           TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                              2029 CENTURY PARK EAST, 24TH FLOOR
                              LOS ANGELES, CALIFORNIA 90067-3010
                                        (310) 728-3000

                                CALCULATION OF REGISTRATION FEE
================================================================================

                                               Proposed Maximum       Proposed Maximum
Title of Securities        Amount to be       Offering Price Per     Aggregate Offering      Amount of
  to be Registered          Registered            Share(1)               Price(1)        Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock              522,305 Shares(2)        $4.40               $2,298,142             $639
==========================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock of Film Roman, Inc. (the "Registrant") as reported on the NASDAQ National Market System on June 9, 1999.

(2) 1,227,695 Shares of Common Stock under the same plan were previously registered on a Form S-8, file number 33-19387, for which the appropriate fee was paid.

This Registration Statement on Form S-8 is for the registration of an additional 522,305 shares of Common Stock for which the Form S-8 registration statement, file number 33-19387, was filed on January 8, 1997 relating to the Stock Option Plan. The Form S-8, file number 33-19387, is hereby incorporated by reference.

                                     PART I


                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                            PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are incorporated herein by reference:

        (a) The Registrant's Registration Statement on Form S-8, file number 33-19387.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 4.  DESCRIPTION OF SECURITIES.

        See Registrant's Registration Statement on Form S-8, file number
33-19387.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        See Registrant's Registration Statement on Form S-8, file number
33-19387.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        4.1 Stock Option Plan (the "Plan") (previously filed as Exhibit 10.7 to the Company's Registration Statement on Form S-1 (Registration No. 33-03987).

        5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP as to the legality of the securities being registered.

        23.1 Consent of Ernst and Young LLP.

        23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
            Exhibit 5.1).

        24.1 Power of Attorney (included on page 5).

ITEM 9.  UNDERTAKINGS.

        See Registrant's Registration Statement on Form S-8, file number
33-19387.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 11th day of June, 1999.


                                     FILM ROMAN, INC.
                                                  (Registrant)


                                     By:   /s/ David Pritchard
                                          --------------------------------------
                                          David Pritchard, President,
                                          Chief Executive Officer, and Director

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David Pritchard and Jon F. Vein, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                            Title                         Date
     ---------                            -----                         ----

/s/ David Pritchard               President, Chief Executive       June 11, 1999
----------------------------      Officer and Director
DAVID PRITCHARD                   (Principal Executive Officer)

/s/ Greg Arsenault                Senior Vice President -          June 11, 1999
----------------------------      Finance and Administration
GREGORY ARSENAULT                 (Principal Accounting and
                                  Financial Officer)

/s/ James McNamara                Director                         June 11, 1999
----------------------------
JAMES MCNAMARA

/s/ Roberts Cresci                Director                         June 11, 1999
----------------------------
ROBERT CRESCI
/s/ Dixon Q. Dern                 Director                         June 11, 1999
----------------------------
DIXON Q. DERN

                                  EXHIBIT INDEX


     EXHIBIT NO.                                     EXHIBIT DESCRIPTION
     -----------                                     -------------------


     4.1  Stock Option Plan, as amended (the "Plan").*

     5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP as to the legality of the securities being registered.

     23.1 Consent of Ernst and Young LLP.

     23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
          Exhibit 5.1).

     24.1 Power of Attorney (included on page 5).
-------------
* Incorporated by reference to the Registrant's Form 10-Q for for the quarter ended June 30, 1998.